EXHIBIT 99.1

HomeTrust Bank Announces Conversion to a National Bank Charter,
Completion of Systems Conversion and Re-branding in East Tennessee

ASHEVILLE, NC, August 25, 2014 - HomeTrust Bancshares, Inc. (NASDAQ: HTBI) (the “Company”), the holding company of HomeTrust Bank (the “Bank”), today announced that the Bank has converted from a federal savings bank charter to a national bank charter and the Company is now a bank holding company.

In making this announcement, Dana Stonestreet, Chairman, President and CEO said, “Conversion to a national bank charter is a component of our strategic business plan for the growth of our commercial banking line of business.  The Company’s current growth and expansion into new, growth markets, including Greenville, South Carolina, East Tennessee, Roanoke Valley, Virginia and Charlotte, North Carolina not only enhances our branch network, but leverages our capital, creates operating efficiencies and positions us for more organic loan growth.”

The Bank also announced the completion of its systems conversion and re-branding of Jefferson Federal Bank and State of Franklin Bank in East Tennessee. On May 31, 2014, the Company acquired Jefferson Bancshares, Inc., the holding company for Jefferson Federal Bank headquartered in Morristown, TN including its banking division State of Franklin Bank, acquiring approximately $494 million in assets, $329 million in loans, and $377 million in deposits along with twelve branch office locations across East Tennessee.

In addition, on August 13th, the Bank received approval from the Office of the Comptroller of the Currency to purchase the branch banking operations of ten locations in Virginia and North Carolina from Bank of America Corporation.  Six of the branches are located in Roanoke Valley, two in Danville, one in Martinsville, Virginia, and one in Eden, North Carolina. The acquisition will add approximately $504 million of deposits. In addition to the branches, the Bank will acquire a small amount of loans as part of the transaction. The Bank expects the purchase to be effective Monday, November 17, 2014, following satisfaction of customary closing conditions.

About HomeTrust Bancshares, Inc.

HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank, including its banking divisions – HomeTrust Bank, Tryon Federal Bank, Shelby Savings Bank, Home Savings Bank, Industrial Federal Bank, Cherryville Federal Bank and Rutherford County Bank. As of June 30, 2014, the Company had assets of $2.1 billion. The Bank, founded in 1926, is a community-focused financial institution committed to providing value added community banking through its 35 offices in North Carolina (including the Asheville metropolitan area, the “Piedmont” region, and Charlotte), South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and its commercial loan production office in Roanoke, Virginia. The Bank is the 8th largest community bank headquartered in North Carolina.

On July 31, 2014, HomeTrust Bank completed its acquisition of Bank of Commerce headquartered in Charlotte, North Carolina.  As of June 30, 2014, Bank of Commerce had total assets of $123 million, total deposits of $93 million, and stockholders’ equity of $12 million and operates one office in midtown Charlotte.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from the acquisitions of Jefferson Bancshares, Inc. and Bank of Commerce and the pending acquisition of the 10 branch banking operations of Bank of America might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust’s latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.hometrustbanking.com and on the SEC’s website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management’s beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2015 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM

Contact:
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon - Senior Vice President, Chief Financial Officer, and Treasurer
828-259-3939